Exhibit 99.1

BeiGene Announces Collaboration with Novartis to Develop and Commercialize Anti-PD-1 Antibody Tislelizumab
Novartis to co-develop and commercialize tislelizumab in North America, Japan, EU, and six other European countries
BeiGene to receive $650 million upfront payment and is eligible to receive up to $1.55 billion in potential regulatory and sales milestone payments plus royalties on product sales
BeiGene has the option to co-detail tislelizumab in North America
Both parties have freedom to conduct combination trials globally
CAMBRIDGE, Mass. and BEIJING, China, January 11, 2021 (BUSINESSWIRE) -- BeiGene, Ltd. (NASDAQ: BGNE; HKEX: 06160), a commercial-stage biotechnology company focused on developing and commercializing innovative medicines worldwide, today announced a collaboration and license agreement with Novartis Pharma AG to develop, manufacture and commercialize BeiGene’s anti-PD-1 antibody tislelizumab in the United States, Canada, Mexico, member countries of the European Union, United Kingdom, Norway, Switzerland, Iceland, Liechtenstein, Russia, and Japan. The Companies have agreed to jointly develop tislelizumab in these licensed countries, with Novartis responsible for regulatory submissions after a transition period and for commercialization upon regulatory approvals. In addition, both companies may conduct clinical trials globally to explore combinations of tislelizumab with other cancer treatments, and BeiGene has an option to co-detail the product in North America, funded in part by Novartis.

Tislelizumab is a humanized IgG4 anti-PD-1 monoclonal antibody specifically designed to minimize binding to FcγR on macrophages. It is approved and marketed by BeiGene in China in two indications, classical Hodgkin’s lymphoma (cHL) following at least two prior therapies and locally advanced or metastatic urothelial carcinoma (UC) with PD-L1 high expression. In addition, three supplemental new drug applications for tislelizumab have been accepted by the Center for Drug Evaluation (CDE) of the China National Medical Products Administration (NMPA) and are under review. These indications are first-line treatment of patients with advanced squamous non-small cell lung cancer (NSCLC) in combination with chemotherapy, first-line treatment of patients with advanced non-squamous NSCLC in combination with chemotherapy, and previously treated unresectable hepatocellular carcinoma.

“We are excited to collaborate with Novartis to further explore the potential of tislelizumab in multiple combinations and indications. Novartis is a well-recognized leader in oncology with a unique portfolio of cancer treatments and pipeline agents,” said John V. Oyler, Co-Founder, CEO, and Chairman of BeiGene. “This important collaboration stands on a strong foundation of tislelizumab’s broad global development program, which has delivered two approvals in China, currently spans 15 potentially registration-enabling clinical trials, and has enrolled over 7,700 patients to date, including approximately 2,500 patients in more than 20 countries and regions outside of mainland China. We look forward to working with Novartis to fulfill the global opportunity of this potentially differentiated anti-PD-1 antibody.”

Under the agreement BeiGene will receive an upfront cash payment of $650 million from Novartis. BeiGene is eligible to receive up to $1.3 billion upon the achievement of regulatory milestones, $250 million upon the achievement of sales milestones, and royalties on future sales of tislelizumab in the licensed territory. Under the terms of the agreement, BeiGene will be responsible for funding ongoing clinical trials of tislelizumab, Novartis has agreed to fund new registrational, bridging, or post-marketing studies in its territory, and each party will be responsible for funding clinical trials evaluating tislelizumab in combination with its own or third party products. Each party retains the worldwide right to commercialize its propriety products in combination with tislelizumab.

Closing of the transaction is subject to the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

BeiGene Presentation at J.P. Morgan Healthcare Conference

The Company will present at the 39th Annual J.P. Morgan Healthcare Conference on Thursday, January 14 at 5:20 p.m. ET.

A live webcast of the conference call can be accessed from the investors section of BeiGene’s website at http://ir.beigene.com or http://hkexir.beigene.com. An archived replay will be available after the event for 90 days.

About Tislelizumab

Tislelizumab (BGB-A317) is a humanized IgG4 anti-PD-1 monoclonal antibody specifically designed to minimize binding to FcγR on macrophages. In pre-clinical studies, binding to FcγR on macrophages has been shown to compromise the anti-tumor activity of PD-1 antibodies through activation of antibody-dependent macrophage-mediated killing of T effector cells. Tislelizumab is the first drug from BeiGene’s immuno-oncology biologics program and is being developed globally as a monotherapy and in combination with other therapies for the treatment of a broad array of both solid tumor and hematologic cancers.

Tislelizumab received conditional approval from the China NMPA as a treatment for patients with cHL who received at least two prior therapies and for patients with locally advanced or metastatic UC with PD-L1 high expression whose disease progressed during or following platinum-containing chemotherapy or within 12 months of neoadjuvant or adjuvant treatment with platinum-containing chemotherapy. Complete approval for these indications may be contingent upon results from ongoing randomized, controlled confirmatory clinical trials.

In addition, three sNDAs for tislelizumab have been accepted by the CDE of the NMPA and are under review, for first-line treatment of patients with advanced squamous NSCLC in combination with chemotherapy, for first-line treatment of patients with advanced non-squamous NSCLC in combination with chemotherapy, and for previously treated unresectable HCC.

Currently, 15 potentially registration-enabling clinical trials are being conducted in China and globally, including 13 Phase 3 trials and two pivotal Phase 2 trials.

Tislelizumab is not approved for use outside of China.

About Tislelizumab Clinical Program

Clinical trials of tislelizumab include:

•Phase 3 trial comparing tislelizumab to salvage chemotherapy in patients with relapsed/refractory classical Hodgkin Lymphoma (NCT04486391);
•Phase 3 trial in patients with locally advanced or metastatic urothelial carcinoma (NCT03967977);
•Phase 3 trial comparing tislelizumab with docetaxel in the second- or third-line setting in patients with NSCLC (NCT03358875);
•Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced squamous NSCLC (NCT03594747);
•Phase 3 trial of tislelizumab in combination with chemotherapy versus chemotherapy as first-line treatment for patients with advanced non-squamous NSCLC (NCT03663205);
•Phase 3 trial of tislelizumab in combination with platinum-based doublet chemotherapy as neoadjuvant treatment for patients with NSCLC (NCT04379635);
•Phase 3 trial of tislelizumab combined with platinum and etoposide versus placebo combined with platinum and etoposide in patients with extensive-stage small cell lung cancer (NCT04005716);
•Phase 3 trial comparing tislelizumab with sorafenib as first-line treatment for patients with hepatocellular carcinoma (HCC; NCT03412773);
•Phase 2 trial in patients with previously treated unresectable HCC (NCT03419897);
•Phase 3 trial comparing tislelizumab with chemotherapy as second-line treatment for patients with advanced esophageal squamous cell carcinoma (ESCC; NCT03430843);
•Phase 3 trial of tislelizumab in combination with chemotherapy as first-line treatment for patients with ESCC (NCT03783442);
•Phase 3 trial of tislelizumab versus placebo in combination with chemoradiotherapy in patients with localized ESCC (NCT03957590);
•Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment for patients with gastric cancer (NCT03777657);
•Phase 2 trial in patients with MSI-H/dMMR solid tumors (NCT03736889); and
•Phase 3 trial of tislelizumab combined with chemotherapy versus placebo combined with chemotherapy as first-line treatment in patients with nasopharyngeal cancer (NCT03924986).

About BeiGene

BeiGene is a global, commercial-stage biotechnology company focused on discovering, developing, manufacturing, and commercializing innovative medicines to improve treatment outcomes and access for patients worldwide. Our 5,000+ employees in China, the United States, Australia, Europe, and elsewhere are committed to expediting the development of a diverse pipeline of novel therapeutics. We currently market two internally discovered oncology products: BTK inhibitor BRUKINSA® (zanubrutinib) in the United States and China, and anti-PD-1 antibody tislelizumab in China. We also market or plan to market in China additional oncology products licensed from Amgen Inc., Celgene Logistics Sàrl, a Bristol Myers Squibb (BMS) company, and EUSA Pharma. To learn more about BeiGene, please visit www.beigene.com and follow us on Twitter at @BeiGeneUSA.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws, including statements regarding the further advancement of, and anticipated clinical development, regulatory milestones, and commercialization of tislelizumab; the parties’ commitments and the potential benefits of the collaboration, and the conditions to closing and expected timing for the closing of the transaction. Actual results may differ materially from those indicated in the forward-looking statements as a result of various important factors, including BeiGene's ability to demonstrate the efficacy and safety of its drug candidates; the clinical results for its drug candidates, which may not support further development or marketing approval; actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials and marketing approval; BeiGene's ability to achieve commercial success for its marketed products and drug candidates, if approved; BeiGene's ability to obtain and maintain protection of intellectual property for its technology and drugs; BeiGene's reliance on third parties to conduct drug development, manufacturing and other services; BeiGene’s limited operating history and BeiGene's ability to obtain additional funding for operations and to complete the development and commercialization of its drug candidates; and the impact of the COVID-19 pandemic on the Company’s clinical development, commercial and other operations, as well as those risks more fully discussed in the section entitled “Risk Factors” in BeiGene’s most recent quarterly report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in BeiGene's subsequent filings with the U.S. Securities and Exchange Commission. All information in this press release is as of the date of this press release, and BeiGene undertakes no duty to update such information unless required by law.

Investor Contact	Media Contact
Craig West	Liza Heapes or Vivian Ni
+1 857-302-5189	+1 857-302-5663 or + 1 857-302-7596
ir@beigene.com	media@beigene.com